Exhibit 4.1A
                                  CONFIDENTIAL

                       NOT TO BE REPRODUCED OR DISTRIBUTED

                        Memorandum No. __________________
          Name of Prospective Purchaser: ______________________________

                          PRIVATE PLACEMENT MEMORANDUM

                         GINSITE MATERIALS INCORPORATED
                      (a Florida corporation ) ("Company")


            200,000 Shares of Stock at $0.10 per Share with Warrants
                        for 14 Shares of Stock Purchased
                        $0.35 Per Warrant Exercise Price



                          Principal Executive Offices:
                              1910 N.E. Miami Court
                                 Miami, FL 33132
                                  305-576-4207

                The date of this Memorandum is September 10, 1997

PRIVATE PLACEMENT MEMORANDUM                                  Copy No.__________

                                GINSITE MATERIALS INCORPORATED
                                 200,000 Units $0.10 per Unit
                                     EACH UNIT CONSISTS OF
                                    1 SHARE OF COMMON STOCK
                                AND 14 STOCK PURCHASE WARRANTS

     Ginsite Materials Incorporated (the "Company") hereby offers for sale 200,000 Units (the "Units") at $0.10 per Unit to residents of the States of Pennsylvania, Florida, Delaware and New York. Each Unit consists of 1 Share of Common Stock ($0.001 par value) and 14 Stock Purchase Warrants. Each Warrant entitles the holder to purchase 1 Share of Common Stock of the Company at a purchase price of $0.35 per share. The Warrants expire September 10, 1998.

               THESE ARE SPECULATIVE SECURITIES AND INVOLVE A HIGH
                       DEGREE OF RISK. SEE "RISK FACTORS."

     These securities are offered pursuant to an exemption from registration with the United States Securities and Exchange Commission ("The Commission") contained in sections 3(b) and 4(2) of the Securities Act of 1933 and Rule 504 of Regulation D promulgated thereunder. No registration statement or application to register these securities has been or will be filed with the Commission or any state securities commission.

     These securities are subject to restrictions of transferability and resale and may not be transferred or resold except as permitted under the Securities Act of 1933, as amended, and the applicable state securities laws, pursuant to the registration or exemption therefrom. Investors should be aware that they may be required to bear the financial risk of these restrictions.

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON THE ACCURACY OR ADEQUACY OF THIS MEMORANDUM. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

INVESTMENT IN SMALL BUSINESS INVOLVES A HIGH DEGREE OF RISK, AND INVESTORS SHOULD NOT INVEST ANY FUNDS IN THIS OFFERING UNLESS THEY CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. SEE "RISK FACTORS" FOR THE RISK FACTORS THAT MANAGEMENT BELIEVES PRESENT THE MOST SUBSTANTIAL RISKS TO AN INVESTOR IN THIS OFFERING.

------------------------------------------------------------------------------
Price to Selling Proceeds to Investors Commissions(1) the Company(2)
Per Share                           $0.10         $0.01          $0.09





Total Offering 200,000 Shares       $20,000.00    $2,000.00      $18,000.00
Exercise of Warrants (2,800,000)    $980,000.00   $98,000.00     $882,000.00

------------------------------------------------------------------------------
A) The Company is offering the Shares directly and no person is obligated to purchase any Shares. The Company may, in its discretion, accept subscriptions for Shares received through broker-dealers that are members of the National Association of Securities Dealers, Inc. ("NASD") and will, in connection with such sales, pay a commission of 10% of the price of each Share sold.
B) Before deducting expenses of this offering which are estimated to be approximately $10,000, including legal, accounting, printing, escrow and other 3expenses. See "ESTIMATED USE OF PROCEEDS."

                The date of this Memorandum is September 10, 1997


THESE SECURITIES ARE SPECULATIVE, INVOLVE A HIGH DEGREE OF RISK AND SUBSTANTIAL IMMEDIATE DILUTION. SEE "RISK FACTORS" AND "DILUTION". _________________________

The Units are offered by the Company to residents of the state of Pennsylvania, Florida, Delaware and new York subject to prior sale, to receipt and acceptance by the Company, and to certain other conditions. It is expected that delivery of certificates for the Units will be made within two weeks after payment for the Units is received by the Company. The Units will be offered during an offering period of 120 days, which may be extended for no more than an additional 60 days at the discretion of the Company. --------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES REGULATORY AGENCY OF ANY STATE PASSED UPON THE ACCURACY OR ADEQUACY OF THIS OFFERING CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                                  --------------------------

The Shares of Common Stock and the Warrants that compose the Units are separable from the Units and may be separately transferred. The Warrants, however, may be transferred only to residents of the State of Pennsylvania, State of Florida, State of Delaware and State of New York. --------------------------

SPECIAL  DISCLOSURES  APPLICABLE TO PURCHASERS WHO ARE RESIDENTS OF THE STATE OF
FLORIDA:

     The securities are being sold in reliance upon Florida's transactional exemption from registration pursuant to Section 517.061(12) of the Florida Securities Act.

     I further represent that I understand the SECURITIES BEING OFFERED HAVE NOT BEEN REGISTERED WITH THE FLORIDA DIVISION OF SECURITIES. Such securities are being sold either through a registered dealer in the State of Florida, through an associated person of the issuer meeting the qualification for exclusion from the definition of a dealer, pursuant to Section 517.021(9) and/or (9)(b), Florida Statutes, or through the issuer firm which is registered as an issuer/dealer to sell its own securities.

     I also understand that if sales of these securities are made to five or more persons in Florida, any sale in this State made pursuant to the above referenced and claimed exemption from registration, is voidable by me either within three days after the first tender of consideration is made by me to the issuer or its agent, or its escrow agent, or some other escrow agent, or within three days after the availability of that privilege is communicated to me, whichever occurs later.
     THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE FLORIDA SECURITIES ACT IN RELIANCE UPON EXEMPTION PROVISIONS CONTAINED THEREIN. THEREFORE ANY SALE MADE PURSUANT TO SUCH EXEMPTION PROVISIONS IS VOIDABLE BY THE PURCHASER. THESE SECURITIES CANNOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF TO ANY PERSON OR ENTITY UNLESS SUBSEQUENTLY REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE LAWS OF THIS STATE, IF SUCH REGISTRATION IS REQUIRED.

     RESIDENTS OF THE STATE OF FLORIDA WHO SUBSCRIBE FOR UNITS HAVE THE RIGHT, PURSUANT TO SECTION 517.061(a)(5) OF THE FLORIDA SECURITIES ACT, TO WITHDRAW THEIR SUBSCRIPTIONS AND RECEIVE A FULL REFUND OF ALL MONIES PAID WITHIN THREE DAYS AFTER RECEIPT OF THIS PRIVATE PLACEMENT MEMORANDUM OR WITHIN THREE DAYS AFTER THE FIRST TENDER OF MONEY OR OTHER CONSIDERATION TO THE ISSUER, AN AGENT OF THE INSURER, OR AN ESCROW AGENT, WHICHEVER OCCURS LATER. SPECIAL DISCLOSURES APPLICABLE TO PURCHASERS WHO ARE RESIDENTS OF PENNSYLVANIA:

     These   securities  are  being  sold  in  reliance  upon  the  Pennsylvania
Transactional exemption {Sec. 203(D)}of the Pennsylvania Securities Act of 1972, as amended (the "Act").

     THE TRANSFERABILITY OF SUCH SECURITIES IS RESTRICTED.

     As a purchaser of the above referenced securities, I hereby agree not to sell said securities within 12 months after the date of purchase unless the securities are subsequently registered under the Act.

     As a purchaser of the above referenced securities, I hereby represent that I either have a pre-existing personal or business relationship with the offeror or one of its partners, officers, directors or controlling persons, or have the n capacity to protect my own interests in connectio wit this transaction by reason of my own business or financial experience.

     PRIOR TO OFFERING THE UNITS TO ANY PENNSYLVANIA RESIDENTS, THE COMPANY WILL FILE A NOTICE UNDER SECTION 203(D) OF THE PENNSYLVANIA SECURITIES ACT WHICH PROVIDES AN EXEMPTION FROM THE PENNSYLVANIA PROVISIONS OF SAID ACT UNDER CERTAIN CIRCUMSTANCES. EACH OFFEREE WHO IS A PENNSYLVANIA RESIDENT SHALL HAVE THE RIGHT TO WITHDRAW HIS ACCEPTANCE WITHOUT INCURRING ANY LIABILITY TO THE SELLER OR ANY OTHER PERSON WITHIN TWO BUSINESS DAYS FROM THE DATE OF RECEIPT BY THE COMPANY OF HIS SUBSCRIPTION AGREEMENT, OR, WITHIN TWO BUSINESS DAYS AFTER HE MAKES THE INITIAL PAYMENT FOR THE UNITS BEING OFFERED. IN ADDITION, IN ACCORDANCE WITH
SECTION 203(D)(I) OF THE PENNSYLVANIA SECURITIES ACT, PENNSYLVANIA RESIDENTS MAY NOT RESELL OR TRANSFER OR CONVEY THE UNITS FOR A PERIOD OF TWELVE MONTHS AFTER THE DATE OF PURCHASE.

     EACH PERSON ENTITLED TO EXERCISE THE RIGHT TO WITHDRAW GRANTED BY SECTION 207(M), AND WHO WISHES TO EXERCISE SUCH RIGHT, MUST WITHIN TWO BUSINE3SS DAYS AFTER HE DELIVERS A SUBSCRIPTION AGREEMENT, OR MAKES ANY PAYMENT FOR THE UNITS OR THE EXEMPTION BECOMES EFFECTIVE, WHICHEVER IS LATER, CAUSE A WRITTEN NOTICE OR TELEGRAM TO BE SENT TO THE COMPANY AT THE ADDRESS PROVIDED IN THIS CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM INDICATING HIS INTENTION TO WITHDRAW. SUCH LETTER OR TELEGRAM MUST BE SENT AND POSTMARKED ON OR PRIOR TO SUCH SECOND BUSINESS DAY. IF A PERSON IS SENDING A LETTER, IT IS PRUDENT TO SEND IT BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO ENSURE THAT IT IS RECEIVED AND ALSO TO EVIDENCE THE TIME WHEN IT WAS MAILED. SHOULD A PERSON MAKE THIS REQUEST ORALLY, HE MUST ASK FOR WRITTEN CONFIRMATION THAT HIS REQUEST HAS BEEN RECEIVED.

SPECIAL DISCLOSURES APPLICABLE TO PURCHASERS WHO ARE RESIDENTS OF DELAWARE:

     THE UNITS HAVE NOT BEEN REGIST3ERED UNDER THE SECURITIES LAWS OF DELAWARE AND MAY NOT BE TRANSFERRED OR SOLD EXCEPT IN TRANSACTIONS THAT ARE EXEMPT UNDER THE DELAWARE SECURITIES ACT OR PURSUANT TO AN EFFECTIVE REGISTRATION THEREUNDER.

SPECIAL DISCLOSURES APPLICABLE TO PURCHASERS WHO ARE RESIDENTS OF NEW YORK:

     THIS PRIVATE PLACEMENT MEMORANDUM HAS NOT BEEN FILED WITH OR REVIEWED BY THE ATTORNEY GENERAL PRIOR TO ITS ISSUANCE AND USE. THE ATTORNEY GENERAL OF THE

STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION OF THE CONTRARY IS UNLAWFUL.

     THIS PRIVATE PLACEMENT MEMORANDUM DOES NOT CONTAIN AN UNTRUE STATEMENT OF A MATERIAL FACT AND DOES NOT OMIT ANY MATERIAL FACT NECESSARY TO MAKE THE STATEMENTS MADE, IN LIGHT OF THE CIRCUMSTANCES UNDER WHICH THEY WERE MADE, NOT MISLEADING. IT CONTAINS A FAIR SUMMARY OF THE MATERIAL TERMS AND DOCUMENTS PURPORTED TO BE SUMMARIZED HEREIN.

                                       TABLE OF CONTENTS

                                                                 Page
COVER PAGE........................................................1

OFFERING SUMMARY..................................................2

DISCLAIMERS AND STATE NOTICES.....................................3

BUSINESS AND PROPERTIES...........................................8

RISK FACTORS......................................................9

DILUTION.........................................................11

ESTIMATED USE OF PROCEEDS........................................12

PROPOSED BUSINESS................................................13

MANAGEMENT.......................................................14

PLAN OF OPERATION................................................16

PRINCIPLE SHAREHOLDERS...........................................17

DESCRIPTION OF COMMON STOCK......................................17

DIVIDEND POLICY..................................................18

TERMS OF THE OFFERING............................................19

PLAN OF PLACEMENT................................................19

LITIGATION.......................................................19

LEGAL MATTERS....................................................19

ADDITIONAL INFORMATION...........................................19

EXHIBITS
        EXHIBIT A - Subscription Agreement
        EXHIBIT B - Common Stock Purchase Warrant
        EXHIBIT C - Share Holder List

                                OFFERING SUMMARY

     This summary is qualified in its entirety by the more detailed information appearing elsewhere in this Memorandum and exhibits attached hereto and agreements and other documents referenced herein which are available to prospective investors or their advisors upon request. This Memorandum contains certain forward-looking statements and the Company intends that such forward-looking statements be subject to safe harbors for such statements under the Securities Act of 1933 and the Securities and Exchange Act of 1934, as amended.

The Company         Ginsite Materials Incorporated  ("Ginsite") is a development stage company  currently  engaged in raising capital for the
                    manufacturing,   marketing,   and   sales  of  the   Ginsite
                    formulation,  a  material  formulation  that can  enhance or replace  wood,  concrete and other  costly  materials in the construction,  plywood,  drywall/gypsum,  roofing, tile, and
                    marine   industries,   in   addition   to   other   numerous
                    undetermined  applications.  Ginsite was  incorporated  as a
                    Florida  corporation  on  August  7,  1997  with  17,250,000 authorized  shares,  par value $0.001.  The Company holds no properties  other than its rented  office space at 1910 N.E.
                    Miami  Court,  Miami,  Florida  33131 and the Patent  rights discussed  elsewhere.  Mr. Ginsberg is the President and CEO of the Corporation, Ms. Max is the Vice President, Secretary
                    and  Treasurer,   Mr.  Grieper  is  the  Vice  President  of
                    Structural  Design and Mr.  Berse is the Vice  President  of
                    Marketing.

Units The Company is offering for sale 200,000 Units (the "Units") at $0.10 per Unit to residents of the States of Pennsylvania, Florida, Delaware and New York. Each Unit consists of 1 Share of Common Stock ($0.001 par value) and 14 Stock Purchase Warrants. Each Warrant entitles the holder to purchase 1 Share of Common Stock of the Company at a purchase price of $0.35 per share. The Warrants expire September 10, 1998. See "Description of the Units."

Capital Stock The Company is authorized to issue 17,250,000 shares of common stock with a par value of $0.001. No preemptive rights are authorized and the board of directors is authorized to determine classes, rights and restrictions to stock to be issued.

Use of Proceeds     If only  the  shares  are  sold  and  none  of the  warrants exercised proceeds will be used for working capital and for inventory. Assuming the warrants are exercised, the proceeds of this offering will be used for the purchase of Production
                    Equipment, Mixers and Raw Material. Additional funds will be used for Marketing, Administration, Research and Development
                    Training and Working Capital. See "USE OF PROCEEDS."

Investor Qualifications The Units are offered to citizens of the states of Delaware, Pennsylvania, New York and Florida in reliance on Regulation D, Rule 504 of the Securities Act of 1933 (the "Act"). Each investor who proposes to purchase any Units offered hereby will be required to deliver to the Company certain subscription documents (Appendix B) together with the full purchase price. See "PLAN OF DISTRIBUTION."

Risk Factors Investors should carefully consider the factors under the heading "RISK FACTORS." The Company is essentially a development stage company with minimal operating history and has no proven record.



                                   THE COMPANY

Business and Properties

     Ginsite Materials Incorporated ("Ginsite") is a developmental stage company currently engaged in raising capital for the manufacturing, marketing, and sales of the Ginsite formulation, a material formulation that can enhance or replace wood, concrete and other costly materials in the construction, plywood, drywall/gypsum, roofing, tile, and marine industries, in addition to other numerous undetermined applications. Ginsite was incorporated as a Florida corporation on August 7, 1997 with 17,250,000 authorized shares, par value $0.001. The directors of the Company include Murray Ginsberg, Audrey Max, Barry Grieper and Harvey Berse. There are currently no shareholders in the corporation. The Company holds no properties other than its rented office space at 1910 N.E. Miami Court, Miami, Florida 33132. Mr. Ginsberg is the President and CEO of the Corporation, Mr. Max is the Vice President, Secretary, Treasurer, Mr. Grieper is the Vice President of Structural Design and Mr. Berse is the Vice President of Marketing. Including the officers listed above, the Company consists of four full-time employees. Ginsite currently has no employment contracts in place with any of its employees and has no pension or profit-sharing arrangements.

     Ginsite's accountant is Sartori & Co., P.A., 275 Commercial Boulevard, Suite 260, Lauderdale By The Sea, Florida, 33308, and their banker is Great Western Bank, 1400 N.W. 17th Avenue, Miami, Florida 33125.

     The Company is not currently involved in litigation or other legal dispute, is not the subject of any pending government investigation and is not involved in any other significant disputes.

Patents

     Mr. Murray Ginsburg filed patent application GINMPA0195 on July 28th, 1995 for Ginsite, a formulation that is four times stronger than concrete and one-fourth of the weight. Ginsite is also non-porous, Ginsite will adhere to most anything, repels mildew, can be flexible or rigid and comes in all colors except pure white and clear due to its components. Ginsite will not shatter and can be cut or drilled with conventional tools. Ginsite will encapsulate any bullet from penetration into a minimum of two inches.

On August 7th, 1997, Mr. Murray Ginsberg formally assigned a certain patent pending originally dated July 28, 1995 known by its serial number GINMPA0195 to Ginsite Materials Incorporated (SEE "ASSIGNMENT OF PATENT")

                                  RISK FACTORS

     Investment in the Company involves a number of risks. In addition to the risks and investment considerations discussed elsewhere in the Memorandum, the following factors should be considered prior to purchasing the Units offered through this Memorandum:

Absence of Public Market; Illiquidity

     The issuance of the Common Stock will not be registered under the Securities Act, and there is no public market for the Common Stock. It is unlikely that a market will develop due to the limited number of investors. This stock is being sold in reliance on Regulation D, Rule 504, which has no restrictions on the transferability of the stock. This freedom from restrictions does not guarantee a market will exist. The ability of all shareholders to sell their stock may be detrimental to an individual investor. The Company does not contemplate filing a registration statement with the SEC any time in the near future and may or may not register the shares to be traded on a national market. This means that while the shares are free from restrictions on the sales, an investor may not be able to sell them to any third person.

Lack of Operating History

     The Company was organized in 1997 and has been continually developing its products since that time. Since the Company has not proven the essential elements of profitable operations, investors in the offering will be furnishing venture capital to the Company and will bear the risk of complete loss of their investment in the event the Company's business plan is unsuccessful.

Paid in Capital Has funded Operations

     All of the operating capital of the company since its inception has come from cash paid in by Principal Shareholders. The Company has not been profitable, nor has it generated sufficient capital to cover the on-going operating expenses. The Company has no current revenues at this time.

Dependence on Key Personnel

     The Company is dependent upon the services and effort of its executives and operating officers. The loss of one of its executives and operating officers could have a materially adverse effect on the Company.
Market restrictions on Broker-Dealers

     The Company's Units, Common Stock, and Warrants are covered by Securities and Exchange Commission Rule that imposes additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and Accredited Investors (generally institutions with assets in excess of $5 million or individuals with net worth in excess of $1 million or annual income exceeding $200,000 or $300,000 jointly with their spouse).

     The transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. Consequently, the rule may effect the ability of broker-dealers to sell the Company's securities in the secondary market. Further, (i) the Company's securities will initially not be quoted on a NASD inter-dealer system called "the Bulletin Board," but may some time in the future, (ii) The Company will not have $4 million in assets or $2 million in stockholder's equity, which are both required for it to qualify for quotation on NASDAQ, and (iii) the Company's securities are not being sold at $5 a share or $5 per warrant are not expected to soon command a market price of $5 per share or a warrant, the price required for a non- NASDAQ quoted security to escape the trading severity's imposed by the Securities and Exchange Commission on so-called "Penny Stocks." These trading severity's tend to reduce broker-dealer and investor interest in "Penny Stocks" and could operate to inhibit the ability of the Company's securities to reach a $3 per share trading price that would make them eligible for quotation on NASDAQ even should they otherwise qualify for quotation on NASDAQ.

Need for Additional Capital

     The net proceeds from the sale of the Unites offered herein may be insufficient to achieve the business plan or attain the economic projections described herein. To do, the Warrants contained in the Units must be exercised within the exercise period. No assurance can be given, and none is given, that the Company's Common Stock will trade at levels high enough to cause the Warrants to be exercised by that time or, even, at all. Should the Warrants not be exercised, additional capital will have to be raised to achieve the business plan.

Dependence Upon Offering Proceeds

     There is no assurance that such additional financing will be available when required in order to proceed with the business plan or that the Company's ability to respond to competition or changes in the marketplace or to exploit opportunities will not be limited by lack of available capital financing. If the Company is unsuccessful in securing the additional capital needed to continue operations within the time required, the Company will not be in a position to continue operations and the purchasers of the Units in this offering may lose their entire investment.

Continued Control by Existing Management

     The Company's management currently owns substantially all of the company's outstanding Common Stock. Even if the maximum number of Units is sold, current management will control approximately 73.0% of the voting stock which, in either case, may be sufficient to elect all of the Company's directors and control the management, policies and operation of the Company. Accordingly, new shareholders will lack an effective vote with respect to the election of direct and other corporate matters. See "PRINCIPAL SHAREHOLDERS" and "DESCRIPTION OF COMMON STOCK."

Best Efforts Offering

     The offering made on a "best efforts, no minimum offering" basis. This provides that all funds are put into an escrow account but are available to the Company to be used immediately according to the detailed "ESTIMATED USE OF PROCEEDS". Because the offering is made on a best-efforts basis, there can be no assurance that all or any of the Units offered hereunder will be sold. If less than the complete Offering is sold, the Company may experience additional financial pressures that will involve risks for the Company that will not be present if all of the Units are sold in the offering. In that event, the Company will be forced to seek additional capital sooner than would otherwise be the case in order to proceed with the Company's business plan. No person has committed to provide the Company with the additional capital needed by the Company and there can be no assurance that additional funds will be available when required on terms acceptable to the Company. See "ESTIMATED USE OF PROCEEDS" and "RISK FACTORS."

Arbitrary Determination of Offering Price

     The offering price of the Common Stock was arbitrarily set by the Company. No independent investment banking firm was retained to assist in determining the offering price. No market exists for the Common Stock of the Company and there can be no assurance that a trading market will develop for the Common Stock in the future. The offering price of the Common Stock may not bear any relation to the actual value of the Common Stock. Among the factors considered in determining the price were estimates of the prospects of the Company, the background and capital contributions of Management and current conditions in the securities markets and the data processing industry. There is, however, no relationship between the offering price of the Common Stock and the Company's assets, earnings, book value or any objective criteria of value.

Regulation of Product

     Although the products of the Company are not currently subject to any regulatory body, there is no guarantee that this will remain the case. It is determined at a later date that the Company falls under the jurisdiction of a regulatory authority, this may curtail sales of the product or force modifications that may affect sales. The future plans of the company do not include any funds or compliance with any regulations, state or federal.

                                    DILUTION

     "Dilution" is normally defined as the difference between the offering price per share of Common Stock and the net tangible book value per share of Common Stock immediately after the offering. The following table illustrates the dilution on a per share basis of the Company's Common Stock, assumes the sale of all 200,000 Units offered herein, and the exercise of all 2,800,000 Warrants contained in the Units.

Investors' offering price per share of Common Stock                       $0.100

Investors' offering price per Warrant                                     $0.350

Investors' contribution considering all stock and warrants are
 purchased and exercised (This total is per share.)                       $0.333

Net tangible book value per share of Common Stock prior to this offering  $0.000

PROFORMA net tangible book value after this offering                      $0.085

Dilution to the investors                                                 $0.248

                            ESTIMATED USE OF PROCEEDS

     The net proceeds of the sale of all the Units will be $20,000. The offering expenses includes fees payable to attorneys, accountants and experts, printing and escrow expenses and other costs related to the offering and will be paid from proceeds of the offering.

     The Company anticipates that the net proceeds will be used as follows and in the following order of priority as and to the extent funds are received from the sale of the Units:

Item                                   Estimated Amount

Working Capital                        $16,000
Inventory                              $4,000

Total                                  $20,000

     Assuming the exercise of all 2,800,000 Warrants contained in the Units offered herein, the $980,000 proceeds from such exercise of Warrants shall be used as follows:

Item                                   Estimated Amount

Production Equipment and Mixers        $200,000
Ray Material (Inventory)               $100,000
Leases                                 $ 25,000

Marketing                                                 $200,000
Administration                                            $100,000
Working Capital                                           $200,000
Research and Development                                  $ 50,000
Training of Specialists                                   $ 50,000
Legal Costs for Patent and Corporate Work                 $ 55,000

Total                                                     $980,000

     The net proceeds of this offering, assuming all Units are sold, will be sufficient to sustain the planned marketing and development activities of the Company for a period of 12 months, depending upon the number of Units sold in the offering and other factors. Even if all Units offered hereunder are sold, the Company will require additional capital in order to fund continued development activities and capital expenditures that must be made. There can be no assurances that any securities offerings will take place in the future, or that funds sufficient to meet any of the foregoing needs or plans will be raised from operations or any other source. See "PLAN OF OPERATION."

                                PROPOSED BUSINESS

     Ginsite Materials Incorporated, was incorporated in Florida in 1997 for the purpose of developing, manufacturing and marketing the Ginsite formulation, a material formulation (Ginsite) that can enhance or replace wood, concrete, stucco and tile and other costly materials in the construction and marine industries in addition to other numerous undetermined applications.

Business Strategy

     The Company plans to complete development of the system and enter into agreements with roofing contractors, warehouse developers and owners.

Products

     One of the Company's products is the Ginsite formulation. Ginsite is a resin bound material coating that is four times stronger than concrete and one forth the weight. Ginsite is also non-porous and is water-proof. Ginsite will adhere to most anything, can be sprayed, brushed or rolled on. It can repel mildew, can be flexible or rigid and comes in all colors except pure white and clear due to its components. Ginsite will not shatter and can be cut or drilled with conventional tools. Ginsite will encapsulate any bullet from penetration into a minimum of two inches.

     Ginsite Materials Incorporated has patents pending covering all aspects of these concepts, thus allowing it complete control of these markets.

The Market
Wood

     The exploding work population has severely limited wood supply as a prime resource for building homes and shelter for humans. Most all of the World Communities now recognize the urgency to address the destruction of the world's tree supply (rainforest destruction). One consequence is an innovative building construction element needed as a replacement for wood, concrete and other costly materials.

     The destructive force of nature has been clearly illustrated by devastation which have completely obliterated communities throughout the United States and the other world countries. Creating a simple, inexpensive, superior, more durable construction element that can be inexhaustibly resourced for all environments plus geared to any skilled level of labor is a giant step forward in providing permanent housing solutions. The Company will look to build a strategic alliance with the large modular home building replacing components with Ginsite.

Concrete

     Concrete is the most versatile and widely used building material. It is of such importance that almost every civil engineering structure uses it. On a worldwide basis the yearly production of concrete amounts to approximately one ton per capita. However, concrete is not without its flaws. Concrete is porous, therefore not completely waterproof. It is subject to shrinkage and expansion. Pressure caused by expansion of freezing water may be sufficient to cause deterioration of concrete. Growth of ice crystals under the surface of pavements causes concrete to scale. (Potholes, cracks)

Ginsite Materials

     Ginsite can be used to coat existing concrete products such as septic tanks, bridges and water pipes to protect and preserve. Ginsite can also be missed with concrete to increase strength and reduce weight.

     None of the flaws that are inherent in using concrete and wood are applicable to Ginsite blocks. One of the most important materials in the building construction industry, Concrete Building Block, will be enhanced by Ginsite. Ginsite is challenging not only the formation of concrete accepted in building materials but its structural integrity.

Marketing

     The Company anticipates using a deliberate path for marketing Ginsite. Through a series of national and international agreements and/or joint ventures, a continuing source of revenue can be provided. Ginsite Materials, Inc. anticipates three (3) distinct sources of revenue:

               1.     Sales of material formulation
               2.     Licensing
               3.     Leasing charges for machinery and equipment

     This three stage revenue approach should generate a continuing revenue stream to cover its operations while developing and expanding a diversified commercial construction product line and all other Ginsite applications for the various cited industries.

     The Company has decided to concentrate initially to roofing contractors and warehouse developers. The demand to waterproof existing flat roofs at lower costs than to replace them will use up the majority of capacity for the first production plant.

     The initial emphasis upon the Construction market will allow the Company to grow steadily over the next five years. According to US Department of Commerce, in 1994 total $ volume in Construction was estimated at $460,000,000,000.

     This focus will produce a high volume of sales applications such as exterior wall covering to replace stucco processing, kitchen and bathroom counters/sinks/shower areas, street/driveway pavers, driveway resurfacing, tiles/floor/ceiling and various decorative items and uses.

Competition

     The Corporation has applied for a patent (application number GINMPA0195, on August 28, 1995). There is no active competition of the material formulation at the present time. To the Company's best knowledge, no other entity or person has an existence, nor has an application been filed, for any similar technology.

Personnel

Murray Ginsberg, President and CEO, Mr. Murray Ginsberg has been CEO/President of the Company since inception. Prior to the formation of the Company, Murray Ginsberg has designed and developed numerous laboratory and clinical devices for various doctors and investigators which has brought in more than $80 million into the South Florida economy. His list of credentials include: the invention and design of numerous medical instruments for the University of Miami School of Medicine Tissue Bank used for medical research at the UM/Jackson Memorial Medical Center. He has developed a new head holder and a sterotaxic device for brain tumors for the Department of Radiation Oncology University School of Medicine. Prior to joining University of Miami Medical Instrument Laboratories, Mr. Ginsberg was a former missile systems engineer working for Belock Instruments in Whitestone, NY., where he worked on Hawk surface-to-air missiles and the Atlas missile for the United States Defense Department. Mr. Ginsberg hold a Masters degree in Mechanical Engineering at the Pratt Institute.

Audrey Max, Vice President, Secretary, and Treasurer, Ms. Audrey Max graduated with a Bachelor of Science degree at Boston University and an Associates Degree for Business. Administration at Miami Dade Community College. For over 15 years, she has had experience with both college and university administrations. Her background included expertise in financial management and has been actively involved in director responsibilities as a staff associate at the University of Miami School of Medicine Department of Medical Instrumentation. She provides the company with a sound foundation for financial strategies.

Barry Grieper, Vice President of Structural Design, Mr. Barry Grieper served in the United States Navy as an Electrician. After receiving an honorable discharge he received his Associate Degree from Miami Dade Junior College and a Bachelor of Science Degree from the University of Miami. For over 18 years his expertise has been in home improvements and shell subcontracting. From 1978 to present, Mr. Grieper's was owner of Global Industries and Manufacturing, a home improvement and shell subcontracting company. Mr. Grieper will provide his many years of construction design development to the company.

Harvey J. Berse, Vice President of Marketing, For 14 years, Mr. Harvey Berse has been actively involved in sales and marketing in the TV & Major Appliance wholesale distribution & manufacturing industry. He has been Sales Manager & Production Specialist for Westinghouse Sales & Service Co., New York. He was also District Sales Manager for the home entertainment division for Sylvania Home Electronics.

                                PLAN OF OPERATION

General

     Once manufacturing has begun, Company intends to begin operations by concentrating solely on the Construction, Concrete, Drywall and Plywood Market in the United States. After 5 years, the Corporation plans to expand slowly into the International market and other types of markets such as boating and tile. The Company will also require additional capital in order to be successful. Marketing Strategy

     The Company believes much of its marketing will be to builders, warehouse developers and owners and roofing contractors. The Company will however, engage in product demonstrations, attend Trade Shows throughout the US and develop a video presentation. The product will also be marketed to dealers throughout the US

Pricing

     The Ginsite formula is priced ver competitively. There is a demand to waterproof existing flat roofs and to use superior, cheaper materials for building and construction. The structure will be flexible and specific to each application.

The Future

     The Company plans to raise additional capital for its long-term needs by examining merger or acquisition candidates. Potential candidates will be compatible with the goals for further taking the patented product to market and providing for raising funds in the public securities market.

                                   MANAGEMENT

Directors and Executive Officers

        Murray Ginsberg, President & CEO
        Audrey Max, vice President, Secretary, Treasurer
        Barry Grieper, Vice President of Structural Design
        Harvey Berse, Vice President of Marketing

Executive Compensation

                               Estimated Cash Compensation Table

Name of individual or    Capacities in                Cash Compensation
Number in group          which served             Pre-operating   Post Operating
---------------          ------------             -------------   --------------
Murray, Ginsberg         President, CEO            $0             $40,000
Audrey Max               VP, Sec, Treas            $0             $25,000
Barry Grieper            VP Structural Design      $0             $25,000
Harvey Berse             VP of Marketing           $0             $25,000

     All of the foregoing amounts are estimates based upon the Company's internal forecast and budget. There can be no assurance that the amount of compensation actually paid, or persons to whom it is paid, will not differ materially form the above estimates.

Employment and Consulting Agreements

     The Company has no current employment contract or consulting agreements in place.

Stock Options

        The Corporation has not authorized, nor does it have in place, any stock option plans.

                             PRINCIPAL SHAREHOLDERS

     The following tables set forth as of the date of this Memorandum the amount of the Company's Common Stock beneficially owned by each officer and director of the Company and by each person owning more than five percent of any class of the Company's voting securities. As of the date of the Memorandum, there are no other equity securities of the Company outstanding, other than the Common Stock.

                                       Number of Shares

Name of                Before     Percentage of                   Percentage of
Beneficial Owner       Offering   Outstanding    After Offering   Outstanding
Murray Ginsberg        7,917,750    87.5%         7,917,750         65.7%
Barry Grieper            439,875     4.9%           439,875          3.6%
Audrey Max               439,875     4.9%           439,875          3.6%
Other Shareholders       250,000     2.7%           250,000          2.2%

Placement Shares             0        0           3,000,000         24.9%

Total Outstanding      9,047,500   100.0%        12,047,500        100.0%

Officers and Directors
As a Group             8,797,500    97.2%         8,797,500         73.0%


                           DESCRIPTION OF COMMON STOCK

Common Stock

     Holders of the Common Stock are entitled to one vote for each share held by them on record on the books of the Company in all matters to be voted on by the stockholders. Holders of Common Stock are entitled to receive such dividends as may be declared from time to time by the Board of Directors out of funds legally available, and in the event of liquidation, dissolution or winding up of the Company, to share ratable of liabilities. Declaration of dividends of Common Stock is subject to the discretion of the board of directors and will depend upon a number of factors, including the future earnings, capital requirements and financial condition of the Company. The Company has not declared dividends on its Common Stock in the past and the Management currently anticipates that retained earnings, if any, in the future will be applied to the expansion and the development of the Company rather than the payment of dividends.

     The holders of Common Stock have no preemptive or conversion rights and are not subject to further calls or assessments by the company. There are no redemption or sinking fund provisions applicable to the Common Stock. The Common Stock currently outstanding is, and the Common Stock offered by the Company hereby will, when issued, be validly issued, fully paid and non-assessable.

Limitations of Directors Liability

     The Company's Certificate of Incorporation Eliminates, subject to certain exceptions, the personal liability of directors tot he Company or its
Stockholders from monetary damages for breaches of fiduciary duty by such directors. The Certificate of Incorporation does not provide for the elimination of or any limitation on the personal liability of directors for (i) any breach of the directors duty of loyalty to the company or its Stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) unlawful corporate distributions, or (iv) any transaction from which such director derives an improper personal benefit. This provision of the certificate of incorporation will limit the remedies available to a Stockholder who is dissatisfied with a decision of the board of directors protected by this provision; such stockholders only remedy may be to bring a suit to prevent the action of the board. This remedy may not be effective in many situations because stockholders are often unaware of a transaction or event prior to board action in respect of such transaction or event. In these cases, the Stockholders and the Company could be injured by a boards' decision and have no effective remedy.

Securities Restrictions

     Purchasers of the Units of Common Stock offered hereby must be aware of the long-term nature of their investment and be able to bear the economic risk of their investment for an indefinite period of time. There is no public trading market for the Units of Common stock and there can be no assurance that any such market will develop in the foreseeable future. The Shares of Common Stock have not been registered under the Securities Act or the Securities Laws of any state, except as required in the State of New York. The right of any purchaser to sell, transfer, pledge or otherwise dispose of such securities is limited by the Securities Act and state securities laws and the regulations promulgated thereunder. The shares of stock are not restricted as that term is defined in Rule 144 of the Act, but no market for the resale of the securities exists at this time. Rule 504 provides that the shares can be issued with no restrictive language but no national market exists for the trading of these securities.

Warrants

     Each purchaser of the Units will entitle the record owner to purchase fourteen (14) shares of the Company's Common Stock at a purchase price of $0.35 per share. This warrant must be exercised and fully paid prior to September 01, 1998 as provided under the Warrant Agreement provided to each purchaser of the Units. The Warrants are also offered for sale in reliance on Rule 504 and are free trading upon exercise. At this time no market for the resale of those securities exists and investors may not be able to sell their securities.

                                 DIVIDEND POLICY

     The Company's Board of directors presently intends to cause the Company to follow a policy of retaining earnings, if any, for the purpose of increasing the net worth and reserves of the Company. Therefore, there can be no assurance that any holder of Common Stock will receive any cash, stock or other dividends on his shares of Common Stock. To date, the Company has neither declared nor paid any dividends on its Common Stock nor does the Company anticipate that dividends will be paid in the foreseeable future. Rather, the Company intends to apply earnings to the expansion and development of its business.

                               TERMS OF PLACEMENT

     The Company may extend the offering period beyond December 10, 1997 for an additional period through January 9, 1998 for the sale of the Offering. All Units are offered on a "best efforts, no minimum offering" basis. There can be no assurance that any Units of the Offering will be sold. The warrants must be exercised by September 10, 1998 or they will lapse. This limitation exists regardless of when the Units are purchased. Funds will be delivered to the

Company and checks will be made out to Ginsite Materials, Inc. and tendered to the Company. No escrow account will be set up and all proceeds will be directly available to the Company.

                                PLAN OF PLACEMENT

     The Units are offered directly by the Company in accordance with the terms and conditions set forth in this Memorandum. The Company offers the Units on a "best efforts, no minimum" basis which means that no person or participating dealers is obligated to purchase any shares. The Company will use its best efforts to sell the Units to investors. There can be no assurance that all or any of the Units offered hereunder will be sold. The company will provide no escrow fund and the proceeds of the offering will be available to the Company immediately for use as provided for in this offering.

                                   LITIGATION

     There are no pending legal proceedings to which the Company is a party.

                                  LEGAL MATTERS

     Gary R. Blume, Esquire, 11801 North Tatum Boulevard, Suite 108, Phoenix, Arizona, 85028, will pass upon certain matters for the Company. Mr. Blume is also a shareholder of the Company, having 50,000 shares of Common Stock. The Company consents and understands this potential conflict of interest.

                             ADDITIONAL INFORMATION

     In the opinion of the Board of Directors of the Company, this Memorandum contains a fair presentation of the subjects discussed herein and does not contain a misstatement of a material fact or fail to state a material fact necessary to make any statements made herein not misleading. Persons to whom offers are made will be furnished with such additional information concerning the Company and other matters discussed herein as they, or their purchaser representative or other advisors, may reasonably request. The Company shall, to the extent such information is available or can be acquired without unreasonable effort or expense, endeavor to provide the information to such persons. All officers are urged to make such personal investigations, inspections or inquiries as they deem appropriate.

                                    EXHIBIT A

                             GINSITE MATERIALS, INC.

                              Subscription Document

1. The undersigned hereby subscribes for _______________ units of common stock (hereinafter "Shares"), as described in the Private Offering Memorandum dated September 01, 1997 ("Memorandum"), of Ginsite Materials, Inc., a Florida corporation (the "Company"), being offered by the Company for a purchase price of $0.10 per share and tenders herewith the sum of $__________ in payment therefor, together with tender of this Subscription Agreement.

2.   The  undersigned  represents and warrants that he is a bona fid resident of
     the    State    of    ______________________     and    the    county    of
     ___________________________.

3.   The undersigned acknowledges:

     1.   Receipt of a copy of the Private Offering Memorandum;

     2. That this subscription, if accepted by the Company, if legally binding and irrevocable;

     3.   That the Company has a very limited financial and operating history;

     4. That the Shares have not been registered under the Securities Act of 1933, as amended, in reliance upon exemptions contained in that Act, and that the Shares have not been registered under the securities acts of any state in reliance upon exemptions contained in certain state's securities laws; and

     5. That the representations and warranties provided in this Subscription Document are being relied upon by the Company as the basis for the exemption from the registration requirements of the Securities Act of 1933 and of the applicable state's securities laws.

4.   The undersigned represents and warrants as follows:

     1. That the undersigned subscriber is purchasing the Shares as an investment and the Shares are purchased solely for the undersigned's own account.

     2.   That  the   undersigned   subscriber  has  sufficient   knowledge  and
          experience in financial and business matters to evaluate the merits and risks of an investment in the Shares;

     3. That the undersigned subscriber is able to bear the economic risk of an investment in the Shares;

     4. That the undersigned subscriber has read and is thoroughly familiar with the Private Offering Memorandum and represents and warrants that the subscriber is aware of the high degree of risk involved in making an investment in the Shares;

     5. That the undersigned subscriber's decision to purchase the Shares is based solely on the information contained in the Private Offering Memorandum and on written answers to such questions as he has raised concerning the transaction;

     6. That the undersigned subscriber is purchasing the Shares directly from the Company and understands that neither the Company nor the Offering is associated with; endorsed by nor related in any way with any investment company, national or local brokerage firm or other broker dealer. The undersigned subscriber's decision to purchase the Shares is not based in whole or in part on any assumption or understanding that an investment company, national or local brokerage firm or other broker dealer is involved in any way in this Offering or has endorsed or otherwise recommended an investment in these Shares.

     7. That the undersigned subscriber has an investment portfolio of sufficient value that he could suitably absorb a high risk illiquid addition such as an investment in the Shares.

     8.   The  undersigned   further   represents   that  (INITIAL   APPROPRIATE
          CATEGORY):

     [    ]    I am a natural person whose  individual net worth, or joint worth with my spouse at the time of purchase, exceeds $200,000;

     [    ]    I am a natural  person who had an individual  income in excess of
               $50,000 or joint income with my spouse in excess of $50,000 in each of the two most recent years and who reasonably expects an income in excess of those amounts in the current year;

     (a) That Regulation D requires the Company to conclude that each investor has sufficient knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the shares, or to verify that the investor has retained the services of one or more purchaser representatives for the purpose of evaluating the risks of investment in the shares, and hereby represents and warrants that he has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of an investment in the shares and of making an informed investment decision and will not require a purchaser representative.

5. The undersigned understands and agrees that this subscription is made subject to each of the following terms and conditions:

     1. The Company shall have the right to accept or reject this subscription, in whole or part, for any reason. Upon receipt of each Subscription Document, the Company shall have until December 10, 1997 in which to accept or reject it. If no action is taken by the Company within said period, the subscription shall be deemed to have been accepted. In each case where the subscription is rejected, the Company shall return the entire amount tendered by the subscriber, without interest;

     2. That the undersigned subscriber will, from time to time, execute and deliver such documents or other instruments as may be requested by the Company in order to aid the Company in the consummation of the transactions contemplated by the Memorandum.

6. The undersigned hereby constitutes and appoints the Company, with full power of substitution, as attorney-in-fact for the purpose of executing and delivering, swearing to and filing, any documents or instruments related to or required to make any necessary clarifying or conforming changes in the Subscription Document so that such document is correct in all respects.

7. As used herein, the singular shall include the plural and the masculine shall include the feminine where necessary to clarify the meaning of this Subscription Document. All terms not defined herein shall have the same meanings as in the Memorandum.

     IN WITNESS WHEREOF, the undersigned as executed this Subscription Document this ____________ day of _______________________, 1997.

               Number of Shares             _____________________
               Total amount tendered        $____________________

        INDIVIDUAL OWNERSHIP:   _________________________________________
                                Name (Please Type or Print)

                                ------------------------------------------
                                Signature

                                ------------------------------------------
                                Social Security Number

JOINT OWNERSHIP:                __________________________________________
                                Name (Please Type or Print)

                                ------------------------------------------
                                Social Security Number
                                ------------------------------------------
                                Name (Please Type or Print)

OTHER OWNERSHIP:                __________________________________________
                                Name (Please Type or Print)

By:____________________________________
(Signature), Title:___________________

                                 ------------------------------------------
                                          Employer Identification Number

ADDRESS:____________________________________________________________________
        Street                       City               State          Zip

Phone (Residence)_______________________; Phone (Business) ____________________

     I, __________________________, do hereby certify that the representations made herein concerning my financial status are true, and that all other statements contained herein are true, accurate and complete to the best of my knowledge.

   Date: _______________________, 1997

                          ------------------------------------------
                          Signature

                             CERTIFICATE OF DELIVERY

     I hereby acknowledge that I delivered the foregoing  Subscription  Document
to    ________     ____________________    on    the    ___________    day    of
______________________, 1997.

                           ------------------------------------------
                           Signature

                                   ACCEPTANCE

     This Subscription is accepted by Ginsite Materials, Inc. as of the __________ day of ___________________, 1997.
                          GINSITE MATERIALS, INC.

                    By:_____________________________________
                           Murray Ginsberg, President

                                           EXHIBIT B


Warrant # W ______________                   To Purchase ________ Shares of
                                             Common Stock ($0.001 par value)

                                   WARRANT OF
                         GINSITE MATERIALS INCORPORATED
                         INCORPORATED UNDER THE LAWS OF
                              THE STATE OF FLORIDA

     Section 1.1 Basic Terms. This certifies that, for value received, the registered owner is entitled, subject to the terms and conditions of this Warrant, until the expiration date, to purchase the number of shares of the Common Stock, par value $0.001 (the "Common Stock"), of Ginsite Materials Incorporated (the "Corporation") from the Corporation at the purchase price shown below, on delivery of this Warrant to the Corporation with the exercise form duly executed and payment of the purchase price (in cash or by certified or bank cashier's check payable to the order of the Corporation) for each share purchased.

Registered Owner:     ________________________________
                      ================================

Purchase Price: Zero and 35/100 Dollars ($0.35) per share.

Expiration date:    5:00 p.m. Eastern Standard Time,  September 01, 1998, unless terminated sooner under this Warrant.

     Section 1.2 Corporation's Covenants as to Common Stock. Shares deliverable on the exercise of this Warrant shall, at delivery, be fully paid and non-assessable, free from taxes, liens, and charges with respect tot their purchase. The Corporation shall take any necessary steps to assure that the par value per share of the Common Stock is at all times equal to or less than the then current Warrant purchase price per share of the Common Stock issuable pursuant to this Warrant. The Corporation shall at all times reserve and hold available sufficient shares of Common Stock to satisfy all conversion and purchase rights of outstanding convertible securities, options and warrants.

     Section 1.3 Method of Exercise; Fractional Shares. The purchase rights represented by this Warrant are exercisable at the option of the registered owner in whole at any time, or in part, from time to time, within the period above specified, provided, however, that purchase rights are not exercisable with respect to a fraction of a share of Common Stock. In lieu of issuing a fraction of a share remaining after exercise of this Warrant as to all full shares covered hereby, the Corporation shall either (a) pay therefor cash equal to the same fraction of the then current Warrant purchase price per share or, at its option, (b) issue scrip for the fraction, in registered or bearer from approved by the Board of Directors of the Corporation, which shall entitle the holder to receive a certificate for a full share of Common Stock on surrender of scrip aggregating a full share. Scrip may become void after a reasonable period (but not less than six months after the expiration date of this Warrant) determined by the Board of Directors and specified in the scrip. IN case of the


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exercise of this Warrant for less than all the shares  available  for  purchase, the Corporation shall cancel the Warrant and execute and deliver a new Warrant of like tenor and date for the balance of the shares purchasable.

     Section 1.4 Adjustment of Shares Available for Purchase. The number of shares available for purchase hereunder and the purchase price per share are subject to adjustment from time to time as specified in this Warrant.

     Section 1.5 Limited Rights of Owner. This Warrant does not entitle the owner to any voting rights or other rights as a Stockholder of the Corporation, or to any other rights whatsoever except the rights herein expressed. No dividends are payable or will accrue on this Warrant or the shares available for purchase hereunder until, and except that the extent that, this Warrant is exercised.

     Section 1.6 Exchange for Other Denominations. This Warrant is exchangeable, on its surrender by the registered owner to the Corporation, for new Warrants of like tenor and date representing in the aggregate the right to purchase the number of shares available for purchase hereunder in denominations designated by the registered owner at the time of surrender.
     Section 1.7 Transfer. Except as otherwise above provided, this Warrant is transferable only on the books of the Corporation by the registered owner in person or by attorney, on surrender of this Warrant, properly indorsed.

     Section 1.8 Recognition of Registered Owner. Prior to due presentment for registration of transfer of this Warrant, the Corporation may treat the registered owner as the person exclusively entitled to receive notices and otherwise to exercise rights hereunder.

     Section 1.9 Effect of Stock Split, Etc. If the Corporation, by stock dividend, split, reverse split, reclassification of shares, or otherwise, changes as a whole the outstanding Common Stock into a different number or class of shares, then:

     (a) the number and class of shares so changed shall, for the purpose of this Warrant, replace the shares outstanding immediately prior to the change; and

     (b) the Warrant purchase price in effect, and the number of shares available for purchase under this War4rant, immediately prior to the date upon which the change becomes effective, shall be proportionately adjusted (the price to the nearest cent). Irrespective of any adjustment or change in the Warrant purchase price or the number of shares purchasable under this or any other Warrant of like tenor, the Warrants theretofore and thereafter issued may continue to express the Warrant purchase price per share and the number of shares available for purchase as the Warrant purchase price per share and the number of shares available for purchase were expressed in the Warrants when initially issued.

     Section 1.10 Effect of Merger, Etc. If the Corporation consolidates with or merges into another corporation, the registered owner shall thereafter be entitled on exercise to purchase, with respect to each share of Common Stock


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purchasable  hereunder  immediately  before the  consolidation or merger becomes effective, the securities or other consideration to which a holder of one share of Common Stock is entitled in the consolidation or merger without any change in or payment in addition to the Warrant purchase price in effect immediately prior to the merger or consolidation. The Corporation shall take any necessary steps in connection with a consolidation or merger to assure that all the provisions of this Warrant shall thereafter be applicable, as nearly as reasonably may be, to any securities or other consideration so deliverable on exercise of this Warrant. The Corporation shall not consolidate or merge unless, prior to consummation, the successor Corporation (if other than the Corporation) assumes the obligations of this paragraph by written instrument executed and mailed to the registered owner at the address of the owner on the books of the Corporation. A sale or lease of all or substantially all the assets of the Corporation for a consideration (apart from the assumption of obligations) consisting primarily of securities is a consolidation or merger for the foregoing purposes.

     Section 1.11 Notice of Adjustment. On the happening of an event requiring an adjustment of the Warrant purchase price or the shares available for purchase hereunder, the Corporation shall forthwith give written notice to the registered owner stating the adjusted Warrant purchase price and the adjusted number and kind of securities or other property available for purchase hereunder resulting from the event and setting forth in reasonable detail the method of calculation and the facts upon which the calculation is based. The Board of Directors of the Corporation, acting in good faith, shall determine the calculation.

     Section 1.12 Notice and Effect of Dissolution, Etc. In case a voluntary or involuntary dissolution, liquidation, or winding up of the Corporation (other than in connection with a consolidation or merger covered by paragraph (Section 1.10) above) is at any time proposed, the Corporation shall give at least a 30 day written notice to the registered owner. Such notice shall contain: (a) the date on which the transaction is to take place; (b) the record date (which shall be at least 30 days after the giving of the notice) as of which holders of Common Shares will be entitled to receive distributions as a result of the transaction; (c) a brief description of the transaction; (d) a brief description of the distributions to be made to holders of Common Stock as a result of the transaction; and (e) an estimate of the fair value of the distributions. On the date of the transaction, if it actually occurs, this Warrant and all rights hereunder shall terminate.

     Section 1.13 Method of Giving Notice; Extent Required. Notices shall be given by first class mail, postage prepaid, addressed to the registered owner at the address of the owner appearing in the records of the Corporation. No notice to warrant holders is required except as specified herein.

     Witness the seal of the Corporation and the signatures of its authorized Officers.

GINSITE MATERIALS, INC.

Dated:_________________                            [Seal]
By:__________________________


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Signature:

----------------------------
Title:________________________

ASSIGNMENT FORM

[To be executed by the registered owner to transfer the Warrant]

     For value received the undersigned hereby sells, assigns, and transfers to:

Name: ____________________________

Address: ___________________________
           ---------------------------

this Warrant and irrevocably appoints: ______________________ attorney (with full power of substitution) to transfer this Warrant on the books of the Corporation.

Date:_________________                      _________________________________
        (Please sign exactly as name appears on Warrant)

        Taxpayer ID No. __________________________

In the presence of:                         Signature guaranteed by

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